Exhibit 99.1

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION REPORTS INCREASED SALES AND PROFITABILITY FOR THE SECOND QUARTER FISCAL 2010

MINNEAPOLIS, Minn. (April 12, 2010) — Northern Technologies International Corporation (NASDAQ: NTIC) today reported the Company’s financial results for the three and six months ended February 28, 2010.

NTIC’s consolidated net sales increased 65.9% during the three months and 11.6% during the six months ended February 28, 2010 compared to the three and six months ended February 28, 2009, respectively.  The increases derived primarily from sales of ZERUST® and EXCOR® rust and corrosion inhibiting products and services.  During the six months ended February 28, 2010, 96.9% of NTIC’s consolidated net sales were derived from sales of ZERUST® and EXCOR® rust and corrosion inhibiting products and services.  Net sales of these products increased 20.0% to $5,413,009 during the six months ended February 28, 2010 compared to $4,512,380 during the six months ended February 28, 2009 due to increased demand from the U.S. manufacturing sector as it continues to recover from the economic crisis. NTIC had previously experienced a significant decrease in sales orders during its second quarter of fiscal 2009 as compared to the prior year period due to the recession at the time.  Although NTIC experienced decreased sales from its existing customers during second quarter of fiscal 2009, NTIC does not believe to have lost any significant customers.  Due to an economic recovery of the domestic manufacturing sector to some extent, NTIC experienced an increase in sales orders from existing customers during the second quarter of fiscal 2010 compared to the second quarter of fiscal 2009 and received sales orders from several new customers due in part to its efforts during the past year to expand further out of its traditional core automotive markets.  Additionally, NTIC has focused efforts to develop new product offerings to its existing customer base in an effort to increase sales to existing customers.

Net income was $782,346, or $0.19 per diluted common share, for the six months ended February 28, 2010 compared to a loss of $(1,500,805), or a loss of $(0.40) per diluted common share, for the six months ended February 28, 2009.  This return to profitability is primarily attributed to significant increases in NTIC’s North American sales as well as significant increases in income from international corporate joint ventures.

Total net sales of NTIC’s joint ventures increased 22.7% to $39,854,071 during the six months ended February 28, 2010 compared to $32,476,685 during the six months ended February 28,

2009 primarily as a result of increased demand for ZERUST® products due to the global economic recovery.  NTIC’s total income from its corporate joint ventures and holding companies increased 1,538.4% to $1,658,772 for the six months ended February 28, 2010 compared to $101,245 for the six months ended February 28, 2009.

NTIC’s working capital was $5,817,415 at February 28, 2010, including $1,334,389 in cash and cash equivalents.

G. Patrick Lynch, President and Chief Executive Officer of NTIC said, “The Company and its affiliates continued to see a significant and welcome rebound in Q2 for our core business of ZERUST® and EXCOR® corrosion inhibiting products. As these products provide the essential rust protection for the metal components later assembled into cars, agricultural equipment and industrial machinery, we trust that the increases in our sales continue to show that the broader economic recovery of the global manufacturing sector is strengthening.”

Lynch continued, “We have also crossed additional milestones in the past few months with respect to the Company’s corrosion protection technologies and services targeted at the Oil & Gas sector, and are now a registered supplier to Petróleos Mexicanos (PEMEX) in Mexico”.

“Market acceptance of our Natur-Tec® certified fully compostable and biodegradable products continues to grow in all major West-Coast markets as we add universities and entertainment venues to our customer list. We have also started deliveries to a respected mid-west supermarket chain.”

“Finally, February marked the official opening of our 3rd Polymer Energy® waste plastic to hydrocarbon fuel conversion facility, with a ceremony attended by the Minister of Energy of Thailand.”

Financial Results

NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

THREE AND SIX MONTHS ENDED FEBRUARY 28, 2010 AND 2009

	Three Months Ended		Six Months Ended
	February 28, 2010	February 28, 2009	February 28, 2010	February 28, 2009
NORTH AMERICAN OPERATIONS:
Net sales	$2,876,478	$1,734,170	$5,587,880	$5,005,114
Cost of goods sold	1,840,647	1,155,436	3,598,143	3,448,403
Gross profit	1,035,831	578,734	1,989,737	1,556,711

Operating expenses:
Selling	555,270	575,796	1,116,922	1,346,366
General and administrative	839,235	644,524	1,759,264	1,585,962
Lab and technical support	32,483	31,395	67,600	37,462
Loss on impairment	—	554,000	—	554,000
	1,426,988	1,805,715	2,943,786	3,523,790

NORTH AMERICAN OPERATING LOSS	(391,157)	(1,226,981)	(954,049)	(1,967,079)

CORPORATE JOINT VENTURES AND HOLDING COMPANIES:
Equity in income of industrial chemical corporate joint ventures and holding companies	677,882	23,026	1,402,338	678,558
Equity in loss of industrial non-chemical corporate joint ventures and holding companies	13,805	(24,054)	(4,752)	(20,820)

	Three Months Ended		Six Months Ended
	February 28, 2010	February 28, 2009	February 28, 2010	February 28, 2009
Fees for technical support and other services provided to corporate joint ventures	1,149,338	617,850	2,301,268	1,938,569
Expenses incurred in support of corporate joint ventures and new technologies	(1,183,516)	(1,317,028)	(2,040,082)	(2,495,062)

INCOME (LOSS) FROM ALL CORPORATE JOINT VENTURES AND HOLDING COMPANIES	657,509	(700,206)	1,658,772	101,245

INTEREST INCOME	3,247	874	4,743	1,319
INTEREST EXPENSE	(23,783)	(42,440)	(49,770)	(74,338)
OTHER INCOME	6,825	6,824	13,650	13,650
MINORITY INTEREST	—	(5,772)	—	3,398

INCOME (LOSS) BEFORE INCOME TAX EXPENSE	252,641	(1,967,691)	673,346	(1,921,805)

INCOME TAX (BENEFIT)	(94,000)	(454,000)	(109,000)	(421,000)

NET INCOME (LOSS)	$346,641	$(1,513,691)	$782,346	$(1,500,805)

NET INCOME (LOSS) PER COMMON SHARE:
Basic	$0.08	$(0.41)	$0.19	$(0.40)
Diluted	$0.08	$(0.41)	$0.19	$(0.40)

WEIGHTED AVERAGE COMMON SHARES ASSUMED OUTSTANDING:
Basic	4,240,679	3,750,970	4,194,887	3,743,124
Diluted	4,286,372	3,750,970	4,225,907	3,743,124

About Northern Technologies International Corporation

Northern Technologies International Corporation develops and markets proprietary environmentally beneficial products and technical services either directly or via a network of joint ventures and independent distributors in over 50 countries.  NTIC’s primary business is corrosion prevention. NTIC has been selling its proprietary ZERUST® and EXCOR® rust and corrosion inhibiting products and services to the automotive, electronics, electrical, mechanical, military and retail consumer markets, for over 30 years. NTIC also offers worldwide on-site technical consulting for rust and corrosion issues.  NTIC’s technical service consultants work directly with the end users of NTIC’s products to analyze their specific needs and develop systems to meet their technical requirements. In addition, NTIC markets proprietary bio-plastic technologies under the Natur- Tec® brand.  Finally, NTIC’s Polymer Energy® joint venture manufactures and sells advance waste plastic to fuel conversion machines. and is in various stages of development with respect to several other emerging businesses.

Forward-Looking Statements

Statements contained in this press release that are not historical information are forward-looking statements as defined within the Private Securities Litigation Reform Act of 1995. Such statements include our expectations regarding the future performance of our new businesses and other statements that can be identified by words such as “expect,” “intend,” “continue,” “anticipate,” “estimate,” “potential,” “will,” “would,” or words of similar meaning and any other statements that are not historical facts. Such forward-looking statements are based upon the current beliefs and expectations of NTIC’s management and are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected or implied.  Such potential risks and uncertainties include, but are not limited to, in no particular order: NTIC’s dependence on the success of its joint ventures and technical fees and dividend distributions that NTIC receives from them; NTIC’s relationships with its joint ventures and its ability to maintain those relationships; risks associated with NTIC’s international operations; exposure to fluctuations in foreign currency exchange rates; the current financial crises affecting the U.S. and worldwide banking system and financial markets; contraction of the U.S. and worldwide economies, including in particular the U.S. automotive industry; the level of growth in NTIC’s markets; NTIC’s investments in research and development efforts; acceptance of existing and new products; increased competition; the success of NTIC’s new businesses; the costs and effects of complying with changes in tax, fiscal, government and other regulatory policies, including rules relating to environmental, health and safety matters, NTIC’s reliance on its intellectual property rights and the absence of infringement of the intellectual property rights of others, the ability of NTIC’s lender to declare outstanding indebtedness immediately due and payable and current and potential litigation. More detailed information on these and additional factors which could affect NTIC’s operating and financial results is described in the company’s filings with the Securities and Exchange Commission, including its most recent annual report on Form 10-K and subsequent quarterly reports on Form 10-Q. NTIC urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the company faces. Additionally, NTIC undertakes no obligation to publicly release the results of any revisions to these forward-looking statements, which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.